Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

All of the following subsidiaries of TECO Energy, Inc., are organized under the laws of Florida except as indicated. The following list omits certain subsidiaries pursuant to paragraph (b)(21)(ii) of Regulation S-K Item 601.

Tampa Electric Company

TECO Diversified, Inc.

TECO Transport Corporation

TECO Bulk Terminal, LLC (a Louisiana limited liability company)

TECO Ocean Shipping, Inc.

TECO Barge Line, Inc.

TECO Towing Company

TT-II, LLC (a Delaware limited liability company)

TECO Coal Corporation (a Kentucky corporation)

Gatliff Coal Company (a Kentucky corporation)

Bear Branch Coal Company (a Kentucky Corporation)

Rich Mountain Coal Company (a Tennessee corporation)

Clintwood Elkhorn Mining Company (a Kentucky corporation)

Pike-Letcher Land Company (a Kentucky corporation)

Premier Elkhorn Coal Company (a Kentucky corporation)

Perry County Coal Corporation (a Kentucky corporation)

TECO Synfuel Operations, LLC (a Delaware limited liability company)

TECO Synfuel Holdings, LLC (a Delaware limited liability company)

TECO Solutions, Inc.

BCH Mechanical, Inc.

TECO Wholesale Generation, Inc.

TWG Non-Merchant, Inc.

TPS Guatemala One, Inc.

TPS International Power, Inc. (a Cayman Islands limited liability company)

TPS San Jose International, Inc. (a Cayman Islands company)

TPS San Jose, LDC (a Cayman Islands company)

TWG Merchant, Inc.

TM Power Ventures, LLC (a Delaware limited liability company)

TM Delmarva Power LLC (a Delaware limited liability company)

TPS LP, Inc.

TPS GP, Inc.

TECO-Panda Generating Company, L.P. (a Delaware partnership)

Union Power I, LLC (a Delaware limited liability company)

Union Power II, LLC (a Delaware limited liability company)

Union Power Partners, LP

Panda Gila River I, LLC (a Delaware limited liability company)

Panda Gila River II, LLC (a Delaware limited liability company)

Panda Gila River, LP

Trans-Union Interstate I, LLC (a Delaware limited liability company)

Trans-Union Interstate II, LLC (a Delaware limited liability company)

Dell Holding Co.

TPS Dell, LLC (a Delaware limited liability company)

McAdams Holding Co.

TPS McAdams, LLC (a Delaware limited liability company)

TECO EnergySource, Inc.